UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2025, Twin Vee PowerCats Co. (the “Company”) and the Company’s recently formed, wholly owned subsidiary, Wizz Banger, Inc. (“Wizz Banger”), entered into a First Amendment (the “First Amendment”) to that certain license and conditional sale agreement (the “License and Sale Agreement”), entered into and effective as of February 4, 2025, by and between the Company and Revver Digital, LLC. As previously reported, the initial License and Sale Agreement provides the Company with the right to acquire certain intellectual property (the “OWM Intellectual Property”) of One Water Marine Inc. (“OWM”) related to (a) the online marketplace, advertisement, marketing, and sale services of yachts, boats, and yacht and boat accessories and (b) arranging of loans, insurance, and warranty services related to yachts and boats under the brands “Yachts for Sale” and “Boats for Sale” through the websites available at the domains (the “Domains”) “yachtsforsale.com” and “boatsforsale.com” (the “Business”). Pending the closing of the sale to the Company of the OWM Intellectual Property, the License and Sales Agreement grants the Company a license to use and sublicense the OWM Intellectual Property to conduct the Business in consideration of: (i) the payment to OWM of a monthly revenue-sharing royalty (the “Revenue-Sharing Royalty”) of six percent (6%) of the Aggregate Subscription Revenue (as defined in the License and Sales Agreement) of the Business; and (ii) a credit to OWM of $500 per OWM dealer who lists boats or yachts on the Domains during such period (the “Dealer Storefront Credit”). On the date of the closing (the “Closing”) of the sale of the OWM Intellectual Property, the License and Sales Agreement provides that in consideration of the transfer of, and as a purchase price for, the OWM Intellectual Property, the Company would assume certain liabilities of OWM related to the Business and pay to OWM $5,000,000, less the aggregate amount of all Revenue-Sharing Royalties paid to OWM through such date and the aggregate amount of all Dealer Storefront Credits accrued for the benefit of OWM through such date.

The First Amendment was entered into in order to (a) amend the definition of “Foreground Intellectual Property” (as defined therein), (b) to clarify that respective rights of the parties thereunder, (c) to assign the License and Sale Agreement to Wizz Banger, and (d) to provide for a guaranty by the Company of Wizz Banger’s obligations and liabilities under the License and Sale Agreement, as amended, as provided therein and effect other amendments to the License and Sale Agreement as set forth therein.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	First Amendment, dated as of July 28, 2025, and effective as of July 14, 2025, to that certain License and Conditional Sale Agreement, effective as of February 4, 2025, by and between Twin Vee PowerCats Co. and Revver Digital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2025	TWIN VEE POWERCATS CO. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President